EXHIBIT 8.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

FOUR TIMES SQUARE

NEW YORK 10036-6522

TEL: (212) 735-3000

FAX: (212) 735-2000

www.skadden.com

May 3, 2012

Home Inns & Hotels Management Inc.

No. 124 Caobao Road, Xuhui District

Shanghai 200235

People’s Republic of China

Ladies and Gentlemen:

We have acted as counsel to Home Inns & Hotels Management Inc., a Cayman Islands exempted company (the “Company”), in connection with the sale from time to time by the Company or by any selling shareholder of certain American Depositary Shares (“ADSs”), each of which represents two ordinary shares, par value $0.005 per share (the “Ordinary Shares”), of the Company pursuant to the Registration Statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. All terms used by not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

In preparing our opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of the Company and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or different interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Registration Statement under the heading “Taxation—United States Federal Income Taxation” does not purport to summarize all possible United States federal income tax considerations of the purchase, ownership and disposition of the ADSs or Ordinary Shares, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the ADSs or Ordinary Shares that are anticipated to be material to U.S. Holders, subject to the qualifications set forth in such discussion.

Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our firm name in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP